EXHIBIT 10.8(iv)


                                 AMENDMENT NO. 3
                                     TO THE
                           GEORGIA-PACIFIC CORPORATION
                      1995 SHAREHOLDER VALUE INCENTIVE PLAN
              (AS AMENDED AND RESTATED EFFECTIVE DECEMBER 16, 1997)


         WHEREAS, pursuant to Section 5.1 of the Georgia-Pacific Corporation 1995 Shareholder Value Incentive Plan, as amended and restated effective December 16, 1997 ("Plan"), the Board of Directors of Georgia-Pacific Corporation ("Corporation") has reserved the right to amend the Plan at any time; and

         WHEREAS, the Board desires to amend the Plan to recognize employment for all purposes under the Plan with the Corporation or any subsidiary in which the Corporation has a proprietary interest of more than 20%;

         NOW THEREFORE, Section 1.20 of the Plan (the definition of "Subsidiary") is hereby amended effective as of March 31, 2000 to read as follows:

         "Subsidiary" shall mean any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of more than 20% by reason of stock ownership or otherwise."